Exhibit 10.47
NON-REVOLVING CREDIT AND SECURITY AGREEMENT
THIS NON-REVOLVING CREDIT AND SECURITY AGREEMENT (the “Agreement”), dated as of August 13, 2010, is by and between UNILIFE CROSS FARM LLC, a Pennsylvania limited liability company (“Borrower”), and UNIVEST NATIONAL BANK AND TRUST CO. (“Bank”);
NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, and to induce Bank to extend credit to Borrower, the parties hereby agree as follows:
1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1 hereto.
2. The Loan.
2.1. Non-Revolving Loan. Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances to Borrower from time to time during the Credit Period in amounts such that the aggregate principal amount of Advances at any one time outstanding will not exceed the lesser of (i) the Maximum Loan Amount or (ii) the Borrowing Base (the “Loan”). Within the foregoing limit, Borrower may borrow and prepay Advances at any time during the Credit Period. Amounts may not be reborrowed once prepaid.
2.2. Note. The Loan shall be evidenced by a non-revolving promissory note in the face amount of Seven Million Dollars ($7,000,000.00) of even date herewith (the “Note”) and shall be payable in accordance with the terms of the Note and this Agreement. Notwithstanding anything contained herein or in the Note to the contrary, the principal amount outstanding under the Note shall not exceed an aggregate amount equal to the Maximum Loan Amount.
2.3. Intentionally Omitted.
2.4. Advances.
(a) Each request for an Advance shall be made on telephonic notice or written request from the Borrower to the Bank no later than 2:00 P.M. (local time in Philadelphia, Pennsylvania) on the date of the requested Advance. Bank’s acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank’s address referred to in Section 10.4.
(b) Notwithstanding the foregoing, Bank may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the Loan in excess of the original principal amount of the Note, and all such amounts shall (i) be part of the Indebtedness evidenced by the Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Bank, and (iv) be entitled to all rights and security as provided under the Loan Documents.

2.5. Repayment of Loan.
(a) Borrower shall make monthly payments of all interest accrued on the Loan as provided in the Note. The Loan shall mature, and the principal amount thereof and all unpaid interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable as provided in the Note.
(b) Bank may make Advances to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount and the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrower.
(c) Borrower shall make each payment of principal of and interest on the Loan and fees hereunder not later than 12:00 noon (local time Philadelphia, PA) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 10.4. Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(d) To the extent that the aggregate amount of all Advances exceeds the lesser of the Maximum Loan Amount or the Borrowing Base, the amount of such excess will be paid immediately to Bank upon Bank’s demand.
2.6. Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank’s discretion. In addition, in the event any payments are fifteen (15) days or more beyond their due date, Borrower shall pay Bank a “late charge” equal to $500.00 or five percent (5.00%) of the amount due on the due date, whichever is less.
2.7. Calculation of Interest. All interest under the Note or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Note.
2.8 Sales Tax. Borrower shall notify Bank if any Account includes any sales or other similar tax and Bank may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances therefor. In no event shall Bank be liable for any such taxes.
2.9 Fees. Borrower shall remit to Bank a commitment fee of Seventy Thousand Dollars ($70,000.00) on the date hereof.

2.10 Statement of Account. If Bank provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within forty-five (45) days after receipt.
3. Conditions Precedent to Borrowing. Prior to any Advance, the following conditions shall have been satisfied, in the sole opinion of Bank and its counsel:
3.1. Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, Bank will not make the initial Advance under the Loan unless and until the following conditions shall have been satisfied:
(a) Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Note, and other required Loan Documents, all in form and substance satisfactory to Bank.
(b) Supporting Documents. Borrower shall cause to be delivered to Bank the following documents:
(i) A copy of the governing instruments of Borrower and the Surety, and a good standing certificate of Borrower the Surety, certified by the appropriate official of its state of incorporation and the State of Pennsylvania, if different;
(ii) Certified resolutions of the board of directors (or other appropriate Persons) of Borrower and each other Person executing any Loan Documents, including, without limitation, the Surety, signed by the Secretary or another authorized officer of Borrower or such other Person, including, without limitation, the Surety, authorizing the execution, delivery and performance of the Loan Documents;
(iii) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date of the initial Advance;
(iv) UCC searches and other Lien searches showing no existing security interests in or Liens on the Collateral.
(c) Reserve Account. The Reserve Account, as defined in the Security and Control Agreement Regarding Reserve Account executed by the Surety in favor of the Bank of even date herewith, shall have been established and funded in a manner acceptable to the Bank.
(d) Perfection of Liens. UCC-1 financing statements and, if applicable, certificates of title covering the Collateral shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

(e) Additional Documents. Borrower shall have delivered to Bank all additional opinions, documents, certificates and other assurances that Bank or its counsel may require.
(f) Payment of Fees. Borrower shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.
3.2. Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:
(a) Advance Request. Borrower shall have delivered to Bank an Advance Request and other information, as required under Section 2.4(a).
(b) No Default. No Default shall have occurred and be continuing or could occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer’s certificate to such effect, which may be incorporated in the Advance Request.
(c) Correctness of Representations. All representations and warranties made by Borrower and any Surety herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer’s certificate to such effect, which may be incorporated in the Advance Request.
(d) No Adverse Change. There shall have been no change which could have a Material Adverse Effect on the condition, financial or otherwise, of Borrower, any Subsidiary or any Surety from such condition as it existed on the date of the most recent financial statements of such Person delivered prior to date hereof.
(e) Limitations Not Exceeded. The proposed Advance shall not cause the outstanding principal balance of the Loan to exceed the lesser of the Maximum Loan Amount or the Borrowing Base.
(f) No Termination. Bank shall not have received notice from any Surety or any surety terminating or repudiating such Person’s guaranty of the Indebtedness incurred by Borrower.

(g) Further Assurances. Borrower shall have delivered such further documentation or assurances as Bank may reasonably require.
4. Representations and Warranties. In order to induce Bank to enter into this Agreement and to make the Loan provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Bank to Borrower:
4.1. Valid Existence and Power. Each of Borrower and the Surety is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it. Each of Borrower and each other Person which is a party to any Loan Document (other than Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.
4.2. Authority. The execution, delivery and performance thereof by Borrower and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.
4.3. Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to Bank, neither Borrower nor any Subsidiary nor (to the knowledge of Borrower) any Surety has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person. All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower, Subsidiary or Surety, as the case may be, as of the date thereof. Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic or industry trends) concerning the conditions or future prospects of Borrower or any Subsidiary or any Surety which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Bank. Each of Borrower and the Surety is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, Borrower and the Surety will be Solvent.

4.4. Litigation. There are no suits or proceedings pending, or to the knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, any Subsidiary or any Surety, or their assets, which if adversely determined would have a Material Adverse Effect on the financial condition or business of Borrower, such Subsidiary or such Surety.
4.5. Agreements, Etc. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is any such Person in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.
4.6. Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a material adverse effect on such Person. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.
4.7. Intentionally Omitted.
4.8. Collateral. The security interests granted to Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising.
4.9. Taxes. Borrower, Surety and each Subsidiary have filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. None of Borrower, Surety, nor any Subsidiary is subject to any federal, state or local tax Liens nor has such Person received any notice of deficiency or other official notice to pay any taxes. Borrower, Surety and each Subsidiary have paid all sales and excise taxes payable by it.
4.10. Intentionally Omitted.

4.11. Intentionally Omitted.
4.12. Judgment Liens. Neither Borrower, nor Surety, nor any Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.
4.13. Subsidiaries. Borrower has provided Bank with a list of its Subsidiaries.
4.14. Intentionally Omitted.
4.15. Intentionally Omitted.
4.16. Investment Company Act. Neither Borrower nor any Subsidiary is an “investment company” as defined in the Investment Company Act of 1940, as amended.
4.17. Insider. Borrower is not, and no Person having “control” (as that term is defined in 12 U.S.C.. 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an “executive officer,” “director,” or “principal shareholder” (as those terms are defined in 12 U.S.C.. 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.
4.18. Compliance with Covenants; No Default. Borrower is, and upon funding of the Loan will be, in compliance with all of the covenants hereof. No Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loan will not cause a Default.
4.19. Full Disclosure. There is no material fact which is known or which should be known by Borrower that Borrower has not disclosed to Bank which could have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by Borrower necessary to keep the other statements from being misleading.
5. Affirmative Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower, Surety and each Subsidiary:
5.1. Use of Loan Proceeds. Shall use the proceeds of the Loan only to provide interim funding for construction at its new global headquarters in York, Pennsylvania, and shall furnish Bank all evidence that it may reasonably require with respect to such use.
5.2. Intentionally Omitted.

5.3. Insurance. Shall maintain such liability insurance, workers’ compensation insurance, business interruption insurance and casualty insurance as may be required by law.
5.4. Notice of Default. Shall provide to Bank immediate notice of (a) the occurrence of a Default and what action (if any) Borrower is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, or Surety or Surety’s assets, (c) any material damage or loss to property, and (d) any notice from taxing authorities as to claimed deficiencies or any tax lien with respect to Borrower or Surety.
5.5. Intentionally Omitted.
5.6. Additional Information. Shall furnish to Bank the following periodic information:
(a) No Default Certificates. Together with each request for an Advance, a certificate of an authorized officer of Borrower that no Default or event of default then exists or if a Default or event of default exists, the nature and duration thereof and Borrower’s intention with respect thereto; and
(b) Other Information. Such other information reasonably requested by Bank from time to time concerning the business, properties or financial condition of Borrower, Surety and any Subsidiaries.
5.7. Maintenance of Existence and Rights. Shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.
5.8. Payment of Taxes, Etc. Shall pay before delinquent all of its debts and taxes, except that Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Bank may require bonding or other assurances).
5.9. Further Assurances. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.
6. Negative Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, Borrower and each Subsidiary:
6.1. No Change in Name, Offices. Shall not, unless it shall have given 60 days’ advance written notice thereof to Bank, change its name or the location of its chief executive office or other office where books or records are kept.

6.2. Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.
6.3. Change of Trade or Fictitious Name. Shall give Bank thirty (30) days prior written notice of any new trade or fictitious name. Borrower’s use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names.
6.4. Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Shall not dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise, all or a substantial part (more than 10% in the aggregate during the term hereof) of the assets of any Person, or sell, transfer, lease or otherwise dispose of all or a substantial part (more than 10% in the aggregate during the term hereof) of its property or assets, or sell or dispose of any equity ownership interests in any Subsidiary.
7. Intentionally Omitted.
8. Default.
8.1. Events of Default. Each of the following shall constitute an Event of Default:
(a) There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or any other Loan Document, or any other Indebtedness; or
(b) There shall occur any default by Borrower or any other party to any Loan Document or other loan document or agreement between Borrower or any Surety and the Bank (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document or other document or agreement not provided for elsewhere in this Section 8; or
(c) Any representation or warranty made by Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or
(d) Any other obligation now or hereafter owed by Borrower or any Subsidiary or Surety to Bank shall be in default and not cured within the grace period, if any, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

(e) Borrower or any Subsidiary or Surety shall (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (G) take any corporate action for the purpose of effecting any of the foregoing; or
(f) An involuntary petition or complaint shall be filed against Borrower or any Subsidiary or any Surety seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Subsidiary or any Surety, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or
(g) A judgment in excess of $10,000 shall be rendered against the Borrower or any Subsidiary or Surety and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $10,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of Borrower, any Subsidiary or any Surety by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or
(h) Borrower, any Subsidiary or any Surety shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been presented to Bank and for which Borrower has received provisional credit; or
(i) Any Surety shall repudiate or revoke any Surety Agreement; or
(j) The making of any levy, seizure or attachment upon any assets of the Borrower or Surety; or
(k) There shall occur any change in the condition (financial or otherwise) of Borrower and/or any Surety which, in the reasonable opinion of Bank, could have a Material Adverse Effect.
8.2. Remedies. If any Default shall occur, Bank may, without notice to Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Bank may at its option, declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Indebtedness, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

8.3. Receiver. In addition to any other remedy available to it, Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate, at Bank’s option.
8.4 Deposits; Insurance. After the occurrence of an Event of Default, Borrower authorizes Bank to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.
9. Intentionally Omitted.
10. Miscellaneous.
10.1. No Waiver, Remedies Cumulative. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.
10.2. Survival of Representations. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement is formally terminated in writing.
10.3. Indemnity By Borrower; Expenses. In addition to all other Indebtedness, Borrower agrees to defend, protect, indemnify and hold harmless Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower and Borrower’s operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby, maintenance of the Loan by Bank, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Indebtedness, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Bank’s furnishing of funds to Borrower under this Agreement, (iii) Bank’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including fifteen percent (15%) of the outstanding Indebtedness as attorneys fees if collected by or through an attorney at law and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal; and/or (iv) any matter relating to the financing transactions contemplated by the Loan Documents or by any document execution in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee’s gross negligence or willful misconduct. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. Borrower’s obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Indebtedness, chargeable against Borrower’s loan account, and shall survive termination of this Agreement.
10.4. Notices. Any notice or other communication hereunder under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Bank:	Univest National Bank and Trust Co.
14 N. Main Street
P.O. Box 64197
Souderton, PA 18964-0197
Attn: William D. Maeglin, Executive Vice President

with a copy to:
Fox Rothschild LLP
10 Sentry Parkway, suite 200
P.O. Box 3001
Blue Bell, PA 19422-3001
Attn: Marc B. Davis, Esquire

Borrower:	Unilife Cross Farm LLC
637 Lowther Road
Lewisberry, PA 17339
Attn: Chief Financial Officer
10.5. Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the Commonwealth of Pennsylvania and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).
10.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.
10.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.
10.8. No Usury. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (ii) if the loan evidenced by the Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

10.9. Powers. All powers of attorney granted to Bank are coupled with an interest and are irrevocable.
10.10. Approvals. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein.
10.11. Litigation. BORROWER CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN CONNECTION WITH ANY CLAIM OR DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. IF ANY ACTION IN CONNECTION WITH ANY SUCH CLAIM IS COMMENCED BY THE BANK AGAINST THE BORROWER IN ANY SUCH COURT, THE BORROWER ALSO AGREES THAT SERVICE OR PROCESS MAY BE MADE ON THE BORROWER BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 10.4.
THE BORROWER WAIVES TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY DEFENSE BASED ON ANY STATUTE OF LIMITATIONS OR CLAIM OF LACHES IN ANY ACTION BY OR AGAINST THE BORROWER IN CONNECTION WITH ANY CLAIM OR DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
10.12. Participations. Bank shall have the right to enter into one or more participation with other lenders with respect to the Indebtedness. Upon prior notice to Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and Bank’s rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.
10.13. Multiple Borrowers. If more than one Person is named as Borrower hereunder, all Indebtedness, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party shall be joint and several. Bank shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Bank hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Bank to enter into the terms hereof and to consummate the transactions contemplated hereby.

10.14. Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Bank to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Bank and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Indebtedness, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Indebtedness, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Indebtedness.
10.15. Time of the Essence. Time is of the essence of this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UNIVEST NATIONAL BANK AND TRUST CO.

		By:	/s/ William D. Maeglin

Name/Title: William D. Maeglin, Executive Vice President

UNILIFE CROSS FARM LLC, by its sole member, UNILIFE CORPORATION

Attest:

By:	/s/ J. Christopher Naftzger	By:	/s/ R. Richard Wieland

	Name/Title: J. Christopher Naftzger Secretary		Name/Title: R. Richard Wieland Executive VP and CFO

(CORPORATE SEAL)

SCHEDULE OF EXHIBITS
(If any exhibit is omitted, the information called for therein shall be considered “None” or “Not Applicable”)

Exhibit	Section Reference	Title

1	1 (“Definitions”)	Definitions

EXHIBIT 1
Definitions
1.1 Defined Terms:
“Advance” means an advance of proceeds of the Loan to Borrower pursuant to this Agreement.
“Advance Date” means the date on which an Advance is made.
“Advance Request” means the written request for an Advance under the Loan as identified in Subsection 2.5(a) hereof and shall also include presentments triggering an automatic Advance under the Services Agreement.
“Affiliate” of a Person means (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.
“Borrowing Base” means, at any time, the sum held in the reserve account established by Surety with Bank and subject to the terms of a Security Agreement Regarding Reserve Account of even date herewith made by Surety in favor of Bank, less $100,000; provided, however, that only such monies as are otherwise available for withdrawal (and not subject to any hold) shall be included in the definition of Borrowing Base.
“Business Day” means a weekday on which commercial banks are open for business in Philadelphia, Pennsylvania.
“Code” means the Uniform Commercial Code, as in effect in Pennsylvania from time to time.
“Collateral” shall have the meaning given to it in the Security and Control Agreement Regarding Reserve Account executed by the Surety in favor of the Bank of even date herewith.
“Default Rate” means the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the lesser of (a) the rate of interest provided under the Note plus two percent (2%) per annum and (b) the highest rate of interest allowed by law.
“Disputes” has the meaning set forth in Section 10.11.

“Event of Default” means any event specified as such in Section 8.1 hereof (“Events of Default”), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; “Default” or “default” means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.
“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.
“Indebtedness” means all obligations now or hereafter owed to Bank by Borrower or any Surety, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by Borrower with Bank, together with all interest accruing thereon, all obligations under any swap agreements as defined in 11 U.S.C.. 101 between Bank and Borrower whenever executed, all fees, all costs of collection, attorneys’ fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.
“Lien” means any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law or otherwise.
“Loan” means the non-revolving loan identified in Section 2.1 hereof.
“Loan Documents” means this Agreement, any Security Agreement, any Note, any Surety Agreement, the Advance Requests, UCC-1 financing statements and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Indebtedness contemplated hereby or delivered in connection herewith or therewith, as they may be modified.
“Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower and/or any other Person obligated under any of the Loan Documents, or (iii) material adverse effect upon the ability of Borrower or any other Person to fulfill any obligation under any of the Loan Documents.
“Maximum Loan Amount” means $7,000,000.

“Note” shall have the meaning set forth in Section 2.2 and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.
“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.
“Credit Period” means the period from and including the date of this Agreement to but not including the Termination Date.
“Security Agreement” means security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Bank a security interest in any collateral to secure the Indebtedness.
“Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.
“Subsidiary” means any corporation, partnership or other entity in which Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.
“Surety” means Unilife Corporation and any other Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Indebtedness.
“Surety Agreement” means any guaranty instrument now or hereafter executed and delivered by any Surety to Bank, as it may be modified.
“Termination Date” means February 13, 2011.
1.2. Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.